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                                                                  EXHIBIT 10.43


                              EMPLOYMENT AGREEMENT



         THIS EMPLOYMENT AGREEMENT is made and entered into as of October 25, 1999, or such earlier date as the parties agree (the "Effective Date"), by and between Jerri Hunt (the "Employee") and Waste Connections, Inc., a Delaware corporation (the "Company"), with reference to the following facts.

         The Company desires to engage the services and employment of the Employee, and the Employee is willing to accept employment by the Company, on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein, the Company and the Employee agree as follows:

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to accept employment with the Company, on the terms and conditions stated herein.

         2. Position and Responsibilities. During the Term, the Employee shall serve as Vice President of Human Resources and Risk Management of the Company, reporting directly to the Company's Executive Vice President Operations (Darrell Chambliss as of the effective date of this Agreement). The Employee shall be based in the Company's corporate headquarters in California and shall be responsible for oversight of all human resources and risk management matters relating to the Company's operations. The Employee shall perform such other duties and responsibilities as the Executive Vice President - Operations or the Board of Directors (the "Board") of the Company may reasonably assign to the Employee from time to time. The Employee shall devote such time and attention to her duties as are necessary to the proper discharge of her responsibilities hereunder. The Employee agrees to perform all duties consistent with (a) policies established from time to time by the Company and (b) all applicable legal requirements.

         3. Term. The period of the Employee's employment under this Agreement (the "Term") shall commence on the Effective Date and continue until the second anniversary of the Effective Date, unless terminated earlier as provided herein or extended by the Board. At the end of the initial Term, this Agreement shall be renewed automatically for successive Terms of one year, unless either party shall have given the other notice of termination hereof as provided herein.

         4. Compensation, Benefits and Reimbursement of Expenses.

                   (a) Compensation. The Company shall compensate the Employee during the Term of this Agreement as follows:

                           (1) Base Salary. The Employee shall be paid a base
salary ("Base Salary") of not less than Eighty Thousand Dollars ($80,000) per year in installments consistent with the Company's usual practices. The Board shall review the Employee's Base Salary on each

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anniversary of the Effective Date or more frequently, at the times prescribed in salary administration practices applied generally to management employees of the Company.

                           In addition, if on the first anniversary of the
Effective Date the gross in-the-money value of the Options to purchase 20,000 shares of the Company's Common Stock granted to the Employee pursuant to Section 4(a)(3) below is not at least $100,000, the Employee's Base Salary shall be adjusted to Eighty-Eight Thousand Dollars ($88,000) per year as of such date. If on such date the gross in-the-money value of the Options to purchase 20,000 shares of the Company's Common Stock granted to the Employee pursuant to Section 4(a)(3) below is at least $100,000, the Employee's Base Salary shall be adjusted to Eighty-Three Thousand Five Hundred Dollars ($83,500) per year as of such date

                           (2) Performance Bonus. The Employee shall be entitled
to an annual cash bonus (the "Bonus") based on the Company's attainment of reasonable financial objectives to be determined annually by the Board. The maximum annual Bonus will equal thirty percent (30%) of the applicable year's ending Base Salary and will be payable if the Board determines, in its sole and exclusive discretion, that that year's financial objectives have been fully met. The Employee's eligibility for fifty percent (50%) of the Bonus will be based on the achievement of annual performance objectives relating to the Employee's department, as set by the President and Executive Vice President - Operations of the Company, and her eligibility for the other fifty percent (50%) of the Bonus will be based on the Company's achievement of annual earnings per share goals set by the Board each year. The first annual Bonus for which the Employee may be eligible will relate to her performance during the year ending December 31, 2000. Any Bonus shall be paid in accordance with the Company's bonus plan, as approved by the Board; provided that in no case shall any portion of the Bonus with respect to any fiscal year be paid more than seventy-five (75) days after the end of such fiscal year.

                           (3) Grant of Options. On the Effective Date, the
Company shall grant to the Employee, for no additional consideration, nonqualified stock options (the "Options") to purchase 20,000 shares of the Company's Common Stock under the Company's Amended and Restated 1997 Stock Option Plan. The Options shall have a term of 10 years from the date of such grant and shall be exercisable at a price of $16.875 per share. The Options shall vest and become exercisable with respect to 6,667 shares on each of the first and second anniversaries of the Effective Date, and with respect to 6,666 shares on the third anniversary of the Effective Date.

                           Beginning in 2001, the Employee shall be eligible for
annual grants of additional stock options commensurate with her position and with option grants to other employees of the Company, based on the recommendation of the Company's President and as approved by the Board.

                           The terms of the Options shall be described in more
detail in a Stock Option Agreement to be entered into between the Employee and the Company. If at any time while any of the Options are still outstanding the Company amends its Stock Option Plan to provide for a less favorable vesting schedule for stock options than that provided herein, any Options then outstanding shall thereupon be converted to warrants entitling the Employee to

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purchase the number of shares of Common Stock for which the Employee's then outstanding Options may be exercised, on the same terms as provided under such Options.

                   (b) Other Benefits. During the Term, the Company shall provide the Employee with a cellular telephone and will pay or reimburse the Employee's monthly service fee and costs of calls attributable to Company business. During the Term, the Employee shall be entitled to receive all other benefits of employment generally available to other management employees of the Company and those benefits for which management employees are or shall become eligible, including, without limitation and to the extent made available by the Company, medical, dental, disability and prescription coverage, life insurance and tax-qualified retirement benefits. If the Employee is not eligible for coverage under the Company's health insurance policy at the commencement of the initial Term, the Company shall reimburse the Employee for the expenses of health insurance coverage under COBRA from the commencement of the Term until the Employee becomes eligible for the health insurance benefits offered by the Company. The Employee shall be entitled to three (3) weeks of paid vacation during the first twelve-month period of her employment, and four (4) weeks per twelve-month period beginning with the second twelve-month period of employment.

                   (c) Signing Bonus. The Company will pay the Employee an signing initial bonus of $5,000 on execution of this Agreement.

                   (d) Reimbursement of Expenses. The Company agrees to pay or reimburse the Employee for all reasonable travel and other expenses incurred by the Employee in connection with the performance of her duties under this Agreement on presentation of proper expense statements or vouchers. All such supporting information shall comply with all applicable Company policies relating to reimbursement for travel and other expenses.

                   (e) Withholding. All compensation payable to the Employee hereunder is subject to all withholding requirements under applicable law.

         5. Confidentiality. During the Term of her employment, and at all times thereafter, the Employee shall not, without the prior written consent of the Company, divulge to any third party or use for her own benefit or the benefit of any third party or for any purpose other than the exclusive benefit of the Company, any confidential or proprietary business or technical information revealed, obtained or developed in the course of her employment with the Company and which is otherwise the property of the Company or any of its affiliated corporations, including, but not limited to, trade secrets, customer lists, formulae and processes of manufacture; provided, however, that nothing herein contained shall restrict the Employee's ability to make such disclosures during the course of her employment as may be necessary or appropriate to the effective and efficient discharge of her duties to the Company.

         6. Property. Both during the Term of her employment and thereafter, the Employee shall not remove from the Company's offices or premises any Company documents, records, notebooks, files, correspondence, reports, memoranda and similar materials or property of any kind unless necessary in accordance with the duties and responsibilities of her employment. In the event that any such material or property is removed, it shall be returned to its proper file or place of safekeeping as promptly as possible. The Employee shall not make, retain, remove or


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distribute any copies, or divulge to any third person the nature or contents of any of the foregoing or of any other oral or written information to which she may have access, except as disclosure shall be necessary in the performance of her assigned duties. On the termination of her employment with the Company, the Employee shall leave with or return to the Company all originals and copies of the foregoing then in her possession or subject to her control, whether prepared by the Employee or by others.

         7. Termination.

                   (a) Termination by the Company for Cause or by the Employee. The employment of the Employee may be terminated for Cause at any time by the Board, on written Notice of Termination (as defined in Section 8(a)) delivered to the Employee describing with specificity the grounds for termination. The employment of the Employee may also be terminated at any time by the Employee on written Notice of Termination delivered to the Company. Immediately on termination pursuant to this Section 7(a), the Company shall pay to the Employee in a lump sum her then current Base Salary under Section 4(a)(1) on a prorated basis to the Date of Termination (as defined in Section 8(b)). On termination pursuant to this Section 7(a), the Employee shall forfeit (i) her Bonus under
Section 4(a)(2) for the year in which such termination occurs, and (ii) all outstanding but unvested Options and other options and rights relating to capital stock of the Company. For purposes of this Agreement, Cause shall mean:

                           (1) a material breach of any of the terms of this
Agreement that is not immediately corrected following written notice of default specifying such breach;

                           (2) a breach of any of the provisions of Section 10;

                           (3) repeated intoxication with alcohol or drugs while
on Company premises during its regular business hours to such a degree that, in the reasonable judgment of the other managers of the Company, the Employee is abusive or incapable of performing her duties and responsibilities under this Agreement;

                           (4) conviction of a felony; or

                           (5) misappropriation of property belonging to the
Company and/or any of its affiliates.

                   (b) Termination Without Cause. The employment of the Employee may be terminated without Cause at any time by the Board on delivery to the Employee of a written Notice of Termination (as defined in Section 8(a)). On the Date of Termination (as defined in Section 8(b)) pursuant to this Section 7(b), the Company shall pay to the Employee in a lump sum an amount equal to the greater of (i) the Base Salary payable under Section 4(a)(1) through the end of the then-current Term at the rate in effect on the Date of Termination, or (ii) one year's Base Salary at the rate in effect on the Date of Termination. In addition, on termination of the Employee under this Section 7(b), all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination. The Employee acknowledges that extending the term


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of any option pursuant to this Section 7(b), or Section 7(c) or 7(d), could cause such option to lose its tax-qualified status if it is an incentive stock option under the Code and agrees that the Company shall have no obligation to compensate the Employee for any additional taxes she incurs as a result.

                   (c) Termination on Disability. If during the Term the Employee should fail to perform her duties hereunder on account of physical or mental illness or other incapacity which the Board shall in good faith determine renders the Employee incapable of performing her duties hereunder, and such illness or other incapacity shall continue for a period of more than six (6) consecutive months ("Disability"), the Company shall have the right, on written Notice of Termination (as defined in Section 8(a)) delivered to the Employee to terminate the Employee's employment under this Agreement. During the period that the Employee shall have been incapacitated due to physical or mental illness, the Employee shall continue to receive the full Base Salary provided for in
Section 4(a)(1) hereof at the rate then in effect until the Date of Termination (as defined in Section 8(b)) pursuant to this Section 7(c). On the Date of Termination pursuant to this Section 7(c), all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination.

                   (d) Termination on Death. If the Employee shall die during the Term, the employment of the Employee shall thereupon terminate. On the Date of Termination (as defined in Section 8(b)) pursuant to this Section 7(d), all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable. The term of any such options and rights shall be extended to the third anniversary of the Employee's termination. The provisions of this Section 7(d) shall not affect the entitlements of the Employee's heirs, executors, administrators, legatees, beneficiaries or assigns under any employee benefit plan, fund or program of the Company.

         8. Provisions Applicable to Termination of Employment.

                   (a) Notice of Termination. Any purported termination of Employee's employment by the Company or by the Employee pursuant to Section 7 shall be communicated by Notice of Termination to the Employee or the Company, as the case may be, as provided herein ("Notice of Termination").

                   (b) Date of Termination. For all purposes, "Date of Termination" shall mean the date on which a Notice of Termination is given.

                   (c) Benefits on Termination. On termination of this Agreement pursuant to Section 7, all profit-sharing, deferred compensation and other retirement benefits payable to the Employee under benefit plans in which the Employee then participated shall be paid to the Employee in accordance with the provisions of the respective plans. Except as otherwise provided in Sections 7(b), 7(c), 7(d) and 9, if the Employee's employment by the Company is terminated before all of the Employee's options, warrants and rights with respect to the Company's capital stock have vested, the Employee shall forfeit any such options, warrants and rights that are unvested as of the termination date.


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         9. Change In Control.

                   (a) Payments on Change in Control. Notwithstanding any provision in this Agreement to the contrary, unless the Employee elects in writing to waive this provision, a Change in Control (as defined below) of the Company shall be deemed a termination of the Employee without Cause, and the Employee shall be entitled to receive and the Company agrees to pay to the Employee in a lump sum the same amount determined under Section 7(b) that is payable to the Employee on termination without Cause. In addition, on a Change of Control, all of the Employee's outstanding but unvested Options and other options and rights relating to capital stock of the Company shall immediately vest and become exercisable, and the term of any such options and rights shall be extended to the third anniversary of the Employee's termination.

                   After a Change in Control, if any previously outstanding Option or other option or right (the "Terminated Option") relating to the Company's capital stock does not remain outstanding, the successor to the Company or its then Parent (as defined below) shall either:

                           (i) Issue an option, warrant or right, as appropriate
(the "Successor Option"), to purchase common stock of such successor or Parent in an amount such that on exercise of the Successor Option the Employee would receive the same number of shares of the successor's/Parent's common stock as the Employee would have received had the Employee exercised the Terminated Option immediately prior to the transaction resulting in the Change in Control and received shares of such successor/Parent in such transaction. The aggregate exercise price for all of the shares covered by such Successor Option shall equal the aggregate exercise price of the Terminated Option; or

                           (ii) Pay the Employee a bonus within ten (10) days
after the consummation of the Change in Control in an amount agreed to by the Employee and the Company. Such amount shall be at least equivalent on an after-tax basis to the net after-tax gain that the Employee would have realized if she had been issued a Successor Option under clause (i) above and had immediately exercised such Successor Option and sold the underlying stock, taking into account the different tax rates that apply to such bonus and to such gain, and such amount shall also reflect other differences to the Employee between receiving a bonus under this clause (ii) and receiving a Successor Option under clause (i) above.

                   (b) Definitions. For the purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) there shall be consummated
(aa) any reorganization, liquidation or consolidation of the Company, or any merger or other business combination of the Company with any other corporation, other than any such merger or other combination that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction, (bb) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or if
(ii) any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the "beneficial owner"


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(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding voting securities (except that for purposes of this Section 10(b), "person" shall not include any person or any person that controls, is controlled by or is under common control with such person, who as of the date of this Agreement owns ten percent (10%) or more of the total voting power represented by the outstanding voting securities of the Company, or a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or a corporation that is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership of the Company) or if (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board shall cease for any reason to constitute at least one-half of the membership thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least one-half of the directors then still in office who were directors at the beginning of the period.

                   The term "Parent" means a corporation, partnership, trust, limited liability company or other entity that is the ultimate "beneficial owner" (as defined above) of fifty percent (50%) or more of the Company's outstanding voting securities.

         10. Non-Competition and Non-Solicitation.

                   (a) In consideration of the provisions hereof, for the period commencing on the date hereof and ending on the first anniversary of the termination of this Agreement, the Employee will not, except as specifically provided below, anywhere in any county in any state in which the Company is engaged in business as of such termination date, directly or indirectly, acting individually or as the owner, shareholder, partner or management employee of any entity, (i) engage in the operation of a solid waste collection, transporting or disposal business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ as a manager of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of management salary, commissions or otherwise from, any business engaged in such activities in such counties; or (iii) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including without limitation, as a sole proprietor, partner, shareholder, officer, director, principal agent or trustee; provided, however, that the Employee may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or quoted on any NASDAQ market, provided the Employee is not a controlling person of, or a member of a group which controls, such business and further provided that the Employee does not, in the aggregate, directly or indirectly, own two percent (2%) or more of any class of securities of such business.

                   (b) After termination of this Agreement, the Employee shall not (i) solicit any residential or commercial customer of the Company to whom the Company provides service pursuant to a franchise agreement with a public entity in any county in any state in which the Company is engaged in business as of such termination date, (ii) solicit any residential or commercial customer of the Company to enter into a solid waste collection account relationship with a competitor of the Company in any such county, (iii) solicit any such public entity to enter into a franchise agreement with any such competitor, (iv) solicit any officer, employee or contractor of the Company to enter into an employment or contractor agreement with a


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competitor of the Company or otherwise interfere in any such relationship, or
(v) solicit on behalf of a competitor of the Company any prospective customer of the Company that the Employee called on or was involved in soliciting on behalf of the Company during the Term, in each case until the second anniversary of the date of such termination, unless otherwise permitted to do so by Section 10(a); provided that if the Employee is terminated by the Company without Cause by the Company pursuant to Section 7(b), the restrictions in this Section 10(b) shall apply only for as many months after such termination as are used to calculate the amount payable under Section 7(b) to the Employee on such termination (notwithstanding any election by the Employee pursuant to section 7(b) to forfeit all or part of such lump sum payment in exchange for the Company's payment of certain relocation costs).

                   (c) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 10 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specified words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11. Indemnification. As an employee and agent of the Company, the Employee shall be fully indemnified by the Company to the fullest extent permitted by applicable law in connection with her employment hereunder.

         12. Survival of Provisions. The obligations of the Company under
Section 11 of this Agreement, and of the Employee under Sections 5, 6 and 10 of this Agreement, shall survive both the termination of the Employee's employment and this Agreement.

         13. No Duty to Mitigate; No Offset. The Employee shall not be required to mitigate damages or the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other sources or offset against any other payments made to her or required to be made to her pursuant to this Agreement.

         14. Assignment; Binding Agreement. The Company may assign this Agreement to any parent, subsidiary, affiliate or successor of the Company. This Agreement is not assignable by the Employee and is binding on her and her executors and other legal representatives. This Agreement shall bind the Company and its successors and assigns and inure to the benefit of the Employee and her heirs, executors, administrators, personal representatives, legatees or devisees. The Company shall assign this Agreement to any entity that acquires its assets or business.

         15. Notice. Any written notice under this Agreement shall be personally delivered to the other party or sent by certified or registered mail, return receipt requested and postage prepaid, to such party at the address set forth in the records of the Company or to such other address as either party may from time to time specify by written notice.


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         16. Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties relating to the Employee's employment and supersedes all oral or written prior discussions, agreements and understandings of every nature between them. This Agreement may not be changed except by an agreement in writing signed by the Company and the Employee.

         17. Waiver. The waiver of a breach of any provision of this Agreement shall not operate or as be construed to be a waiver of any other provision or subsequent breach of this Agreement.

         18. Governing Law and Jurisdictional Agreement. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

         19. Severability. In case any one or more of the provisions contained in this Agreement is, for any reason, held invalid in any respect, such invalidity shall not affect the validity of any other provision of this Agreement, and such provision shall be deemed modified to the extent necessary to make it enforceable.

         20. Enforcement. It is agreed that it is impossible to measure fully, in money, the damage which will accrue to the Company in the event of a breach or threatened breach of Sections 5, 6, or 10 of this Agreement, and, in any action or proceeding to enforce the provisions of Sections 5, 6 or 10 hereof, the Employee waives the claim or defense that the Company has an adequate remedy at law and will not assert the claim or defense that such a remedy at law exists. The Company is entitled to injunctive relief to enforce the provisions of such sections as well as any and all other remedies available to it at law or in equity without the posting of any bond. The Employee agrees that if the Employee breaches any provision of Section 10, the Company may recover as partial damages all profits realized by the Employee at any time prior to such recovery on the exercise of any warrant, option or right to purchase the Company's Common Stock and the subsequent sale of such stock, and may also cancel all outstanding such warrants, options and rights.

         21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.


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         22. Due Authorization. The execution of this Agreement has been duly authorized by the Company by all necessary corporate action.

         IN WITNESS WHEREOF, the parties have executed and delivered this Employment Agreement as of the day and year set forth above.


WASTE CONNECTIONS, INC.,
a Delaware corporation


By:
   ----------------------------------
Printed Name: Ronald J. Mittelstaedt
Title: President


EMPLOYEE:



---------------------
Jerri Hunt